EXHIBIT 16.1 TO FORM 8-K


March 21, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 17, 2000 of Donaldson Company, Inc. and are in agreement with the statements contained in paragraphs (a) (i), (ii) and (iv) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,


                                        /s/ Ernst & Young LLP


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